EXHIBIT 99.1

Red Robin Gourmet Burgers Provides Business and Operational Update Related to COVID-19

GREENWOOD VILLAGE, Colo.--Apr. 1, 2020-- Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) (“Red Robin” or the “Company”) today announced several measures it is taking in response to the escalating COVID-19 pandemic.
Paul J.B. Murphy III, Red Robin’s President and Chief Executive Officer, said, “We are navigating an unprecedented time for our business, industry and country as we collectively work to combat the global COVID-19 crisis. With the health, safety, and well-being of Red Robin’s Team Members, Guests and communities as our top priority, we have shifted our restaurants to an off-premise model and are strictly adhering to CDC, state and local guidelines.”
Murphy added, “We are encouraged by our continuing off-premise sales momentum, which has more than doubled over the past two weeks compared to our trends before the impact of COVID-19. This will help mitigate the decline in comparable restaurant revenues due to the closure of dine-in services at substantially all Red Robin-operated restaurants and enable us to focus on optimizing the execution of our off-premise channels both during and following the crisis. Thanks to the tireless work of our great Team Members, we are grateful we can continue serving our Guests with to-go, delivery and catering options and providing convenient meal solutions during this unprecedented time.”
Business & Outlook Update
To preserve liquidity, enhance financial flexibility and help mitigate the impact of COVID-19, Red Robin has taken or is taking the following decisive actions:
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Temporarily closed dine-in services at substantially all Red Robin-operated restaurants while continuing to provide to-go, delivery and catering choices and ensuring the continuity of the Company’s supply chain;

•	Implemented enhanced health and safety protocols across the business, emergency sick pay for hourly Team Members and telecommuting policies for nearly all corporate level employees;
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Meaningfully reduced restaurant level costs and selling, general and administrative expenses, including reducing executive base salaries by twenty percent, effective March 30, 2020, and reducing Board member cash retainer fees by twenty percent, while continuing to market off-premise opportunities primarily through digital channels;

•
Postponing or eliminating all non-essential spending, including capital expenditures for previously planned growth and other projects, including the Company’s continued rollout of Donato’s, restaurant refreshes and IT projects;

•	Drew down remaining capacity under the Company’s $300 million credit facility, bringing Red Robin’s cash balance to more than $91 million as of the end of our last fiscal week on March 29, 2020; and
•	Suspended share repurchases and terminated the Company’s pre-arranged stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.
In light of the ongoing uncertainty regarding the duration and impact of the COVID-19 pandemic, Red Robin is withdrawing its 2020 and long-term financial outlook. The Company is currently in its fiscal first quarter, which ends on April 19, 2020.
Murphy concluded, “We are confident the actions we are taking will ultimately provide us ample liquidity and allow Red Robin to emerge in an even stronger position when the recovery begins. We look forward to resuming normal operations at the appropriate time and continuing the execution of our strategic plan to drive long-term growth and value-creation for our shareholders and other stakeholders. On behalf of Red Robin’s entire leadership and Board, I want to thank our hard-working teams for their dedication in delivering our brand promise while staying vigilant in their commitment to health and safety and serving the needs of our communities under these most trying conditions.”

About Red Robin
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to guests of all ages. At Red Robin, burgers are more than just something guests eat; they’re a bonding experience that brings together friends and families, kids and adults. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and cocktails. It’s now easy to take Red Robin anywhere with online ordering for to-go and Gourmet Burger Bar catering pickups through Yummm2Go. There are more than 550 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram and Twitter.
Forward-Looking Statements
Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the impact of COVID-19 on the Company’s business, the ability of the Company’s restaurants to operate on an a substantially all off-premise model, additional measures to further preserve financial flexibility, adherence to the guidance of the CDC and local health departments, further strengthening of the Company’s liquidity position and the Company’s ability to overcome near-term operating conditions and be better positioned for the long term. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of Company and franchised restaurants; economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors, and other third parties providing goods or services to the Company; the ability to continue to increase off-premise sales; the effectiveness of the Company’s marketing strategies and promotions and menu changes; the ability to achieve significant cost savings; the cost and availability of key food products, distribution, labor, and energy; the effectiveness of the Company’s long term strategic initiatives; the cost and availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations; the impact of federal, state, and local regulation of the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

ICR
Raphael Gross, Managing Director
(203) 682-8253